Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President, Chief Financial Officer	FINN Partners
Addus HomeCare Corporation	(615) 324-7346
(469) 535-8200	dru.anderson@finnpartners.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES FIRST QUARTER 2024 FINANCIAL RESULTS

Frisco, Texas (May 6, 2024) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the first quarter ended March 31, 2024.

First Quarter 2024 Highlights:

•	Revenues Grow 11.6% to $280.7 Million

•	Net Income of $15.8 Million, or $0.97 per Diluted Share

•	Adjusted Net Income per Diluted Share Increases to $1.21

•	Adjusted EBITDA Increases 24.6% to $32.4 Million

•	Cash Flow from Operations of $38.7 Million

Overview

Net service revenues were $280.7 million for the first quarter of 2024, an 11.6% increase compared with $251.6 million for the first quarter of 2023. Net income was $15.8 million for the first quarter of 2024, compared with $12.7 million for the first quarter of 2023, while net income per diluted share was $0.97 compared with $0.78 for the same period a year ago. Adjusted EBITDA increased 24.6% to $32.4 million for the first quarter of 2024 from $26.0 million for the first quarter of 2023. Adjusted net income per diluted share was $1.21 for the first quarter of 2024 compared with $0.97 for the first quarter of 2023. Adjusted net income per diluted share for the first quarter of 2024 excludes acquisition expenses of $0.12 and stock-based compensation expense of $0.12 (See the end of press release for a reconciliation of all non-GAAP and GAAP financial measures.)

Commenting on the results, Dirk Allison, Chairman and Chief Executive Officer, said, “We are pleased to report a great start for Addus in 2024, delivering a strong financial and operating performance as we continued to build momentum as a leading provider of home-based care services. With solid execution, we achieved impressive top-line growth with overall revenues up 11.6% and adjusted EBITDA up 24.6% compared with the first quarter of 2023. The heightened awareness of the value and safety of home-based care is helping to drive our growth, and our team has done an exceptional job in meeting the increased demand with a proven operating model across the continuum of home care.

“Our personal care segment, which accounted for 74.1% of our business, was a key driver of our growth with a 9.3% revenue increase over the first quarter of last year on a same-store basis. We continued to benefit from steady volume trends as well as rate increases in certain state markets. We have also experienced a more stable labor environment, and we continue to see an improved ability to hire and retain caregivers from our investments in more efficient and effective hiring and scheduling systems, which support our ability to efficiently manage higher patient volume.

“Our first quarter results included the operations from Tennessee Quality Care, a provider of home health, hospice, and private duty nursing services, which we acquired August 1, 2023. We were pleased to see continued steady improvement in our hospice care business, with organic revenue growth of 5.8% over the same period last year, which included the benefit of a 3.1% rate increase as of October 1, 2023, and the impact of additional Tennessee locations. Our volume trends in hospice care also improved, with higher admissions, patient days, and revenue per patient day compared with the first quarter of last year. Hospice care now accounts for 20.0% of our business, and we will look to continue to drive organic growth and expansion in this critical area of care,” said Allison.

-MORE-

ADUS Announces First Quarter 2024 Financial Results

May 6, 2024

Cash and Liquidity

As of March 31, 2024, the Company had cash of $76.7 million and bank debt of $101.4 million, with capacity and availability under its revolving credit facility of $486.9 million and $377.5 million, respectively. Net cash provided by operating activities was $38.7 million for the first quarter of 2024, and $30.9 million exclusive of a net $7.8 million in ARPA funding.

Looking Ahead

Allison continued, “We have continued to generate strong cash flow from operations, allowing us to further reduce our revolver balance by $25.0 million and strengthen our balance sheet in the first quarter. At the same time, we are focused on making the necessary investments in our business to support continued growth. We have the financial flexibility to remain focused on identifying acquisition opportunities in attractive markets in 2024. Our primary objective is to acquire accretive operations that enhance our current personal care services, either by building scale or adding complementary clinical services. Our size and scale are important competitive advantages for Addus, and we will look for additional opportunities to leverage our strong market presence, particularly in markets where we participate in value-based contracting models or may have the opportunity to do so.

“We are pleased with the favorable trends in our business, reflecting the consistently growing demand for our home-based care services. We are extremely proud of the important work we are doing to allow more patients to receive safe, quality care in their preferred setting of their home. Our success as a provider is due to the dedicated caregivers who represent Addus in the marketplace, and we are grateful for the outstanding care they are providing to patients and families. We look forward to the opportunities ahead for Addus in 2024 as we extend our market reach and deliver greater value for our shareholders,” added Allison.

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA, and adjusted net income per diluted share, which are non-GAAP financial measures. The Company defines adjusted net income as net income before acquisition expenses, stock-based compensation expenses, and restructure and other non-recurring costs. The Company defines adjusted EBITDA as earnings before interest expense, other non-operating income, taxes, depreciation, amortization, acquisition expense, stock-based compensation expense, and restructure and other non-recurring costs. The Company defines adjusted net income per diluted share as net income per share, adjusted for acquisition expenses, stock-based compensation expense, and restructure and other non-recurring costs. The Company defines adjusted net service revenues as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income, a reconciliation of adjusted diluted net income per share to net income per share, and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA, adjusted diluted net income per share, and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, May 7, 2024, at 9:00 a.m. Eastern time. To access the live call, dial (833) 629-0620 (international dial-in number is (412) 317-1805) and ask to join the Addus HomeCare earnings call. A telephonic replay of the conference call will be available through midnight on May 14, 2024, by dialing (877) 344-7529 (international dial-in number is (412) 317-0088) and entering pass code 2638095.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

-MORE-

ADUS Announces First Quarter 2024 Financial Results

May 6, 2024

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any security breaches, cyber-attacks, loss of data or cybersecurity threats or incidents, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2024, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state, and local governmental agencies, managed care organizations, commercial insurers, and private individuals. Addus HomeCare currently provides home care services to over 49,000 consumers through 214 locations across 22 states. For more information, please visit www.addus.com.

-MORE-

ADUS Announces First Quarter 2024 Financial Results

May 6, 2024

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended March 31,
	2024	2023
Net service revenues	$280,746	$251,599
Cost of service revenues	192,569	173,184

Gross profit	88,177	78,415
	31.4%	31.2%
General and administrative expenses	61,063	56,360
Depreciation and amortization	3,469	3,447

Total operating expenses	64,532	59,807

Operating income from continuing operations	23,645	18,608
Total interest expense, net	2,335	2,355

Income before income taxes	21,310	16,253
Income tax expense	5,480	3,578

Net income	$15,830	$12,675

Net income per diluted share:	$0.97	$0.78

Weighted average number of common shares outstanding:
Diluted	16,373	16,297

Cash Flow Information:	For the Three Months Ended March 31,
	2024	2023
Net cash provided by operating activities	$38,678	$18,799
Net cash used in investing activities	(1,750)	(1,742)
Net cash used in financing activities	(25,000)	(23,475)

Net change in cash	11,928	(6,418)
Cash at the beginning of the period	64,791	79,961

Cash at the end of the period	$76,719	$73,543

-MORE-

ADUS Announces First Quarter 2024 Financial Results

May 6, 2024

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31,
	2024	2023
Assets

Current assets
Cash	$76,719	$73,543
Accounts receivable, net	104,727	125,441
Prepaid expenses and other current assets	10,401	10,226

Total current assets	191,847	209,210

Property and equipment, net	23,872	20,248

Other assets
Goodwill	663,391	583,972
Intangible assets, net	90,191	70,604
Operating lease assets	44,699	47,049

Total other assets	798,281	701,625

Total assets	$1,014,000	$931,083

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$22,022	$21,758
Accrued payroll	44,022	34,105
Accrued expenses	38,772	34,018
Operating lease liabilities, current portion	11,307	11,099
Government stimulus advance	13,548	10,996
Accrued workers compensation	11,920	12,683

Total current liabilities	141,591	124,659

Long-term debt, less current portion, net of debt issuance costs	99,347	108,487
Long-term operating lease liabilities, less current portion	39,044	42,994
Other long-term liabilities	8,875	6,057

Total long-term liabilities	147,266	157,538

Total liabilities	288,857	282,197

Total stockholders’ equity	725,143	648,886

Total liabilities and stockholders’ equity	$1,014,000	$931,083

-MORE-

ADUS Announces First Quarter 2024 Financial Results

May 6, 2024

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenue by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2024	2023
Net Service Revenues by Segment

Personal Care	$208,003	$190,032
Hospice	55,863	49,082
Home Health	16,880	12,485

Total Revenue	$280,746	$251,599

-MORE-

ADUS Announces First Quarter 2024 Financial Results

May 6, 2024

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended March 31,
	2024	2023
Personal Care

States served at period end	21	21
Locations served at period end	153	157
Average billable census total (1)	37,715	38,363
Billable hours (in thousands)	7,590	7,592
Average billable hours per census per month	67.0	65.8
Billable hours per business day	116,769	116,805
Revenues per billable hour	$27.35	$24.98
Organic growth
- Revenue	9.3%	11.4%

Hospice

Locations served at period end	38	33
Admissions	3,472	3,324
Average daily census (2)	3,359	3,195
Average discharge length of stay	89.6	87.7
Patient days	305,630	287,551
Revenue per patient day	$182.78	$176.22
Organic growth
- Revenue	5.8%	2.6%
- Average daily census	(1.1)%	1.5%

Home Health

Locations served at period end	23	13
New Admissions	4,887	3,893
Recertifications	3,168	1,549
Total Volume	8,055	5,442
Visits	106,931	77,828
Organic growth
- Revenue	(15.1)%	13.8%
- New Admissions	(4.0)%	(3.6)%
- Volume	(3.1)%	(1.2)%

Percentage of Revenues by Payor:

Personal Care

State, local and other governmental programs	51.8%	50.1%
Managed care organizations	45.3	46.3
Private duty	1.9	2.2
Commercial	0.7	0.9
Other	0.3%	0.5%

Hospice

Medicare	90.7%	90.7%
Commercial	5.6	5.2
Managed care organizations	3.3	3.4
Other	0.4%	0.7%

Home Health

Medicare	69.1%	74.2%
Managed care organizations	26.1	20.3
Commercial	4.1	5.2
Other	0.7%	0.3%

(1)	The average billable census in acquisitions of 145 for the three months ended March 31, 2023, was reclassified to average billable census - same stores for comparability purposes.
(2)	Exited sites would have reduced average daily census for the three months ended March 31, 2023 by 5.

-MORE-

ADUS Announces First Quarter 2024 Financial Results

May 6, 2024

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Unaudited) (1)

	For the Three Months Ended March 31,
	2024	2023
Reconciliation of Adjusted EBITDA to Net Income: (1)

Net income	$15,830	$12,675

Interest expense, net	2,335	2,355
Income tax expense	5,480	3,578
Depreciation and amortization	3,469	3,447
Acquisition expenses	2,711	1,247
Stock-based compensation expense	2,618	2,646
Restructuring and other non-recurring costs	—	95

Adjusted EBITDA	$32,443	$26,043

Reconciliation of Adjusted Net Income to Net Income: (2)

Net income	$15,830	$12,675

Acquisition expenses	2,711	1,247
Stock-based compensation expense	2,618	2,646
Restructuring and other non-recurring costs	—	95
Tax effect	(1,370)	(878)

Adjusted Net Income	19,789	15,785

Reconciliation of Diluted Earnings per Share to Adjusted Diluted Earnings per Share: (3)

Diluted earnings per share	$0.97	$0.78

Acquisition expenses, per diluted share	0.12	0.06
Restructuring and other non-recurring costs per diluted share	—	—
Stock-based compensation expense per diluted share	0.12	0.13

Adjusted net income per diluted share	$1.21	$0.97

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (4)

Net service revenues	$280,746	$251,599

Revenue associated with the closure of certain sites	—	(524)

Adjusted net service revenues	$280,746	$251,075

-MORE-

ADUS Announces First Quarter 2024 Financial Results

May 6, 2024

Footnotes:

(1)

We define Adjusted EBITDA as earnings before net interest expense, income tax expense, depreciation and amortization, acquisition expenses, stock-based compensation expense, restructure expenses and other non-recurring costs. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)

We define Adjusted Net Income as net income before acquisition expenses, stock-based compensation expense, restructure and other non-recurring costs. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted diluted earnings per share as earnings per share, adjusted for acquisition expenses, stock-based compensation expense and restructure and other non-recurring costs. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

-END-